                                                  Registration No. 33-__________



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            CAPITAL DIRECTIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

       MICHIGAN                              38-2781737
(State of Incorporation)           (IRS Employer Identification No.)

                           322 SOUTH JEFFERSON STREET
                             MASON, MICHIGAN  48854
                    (Address of Principal Executive Offices)

                            CAPITAL DIRECTIONS, INC.
                          INCENTIVE STOCK OPTION PLAN
                            (Full Title of the Plan)


                    TIMOTHY P. GAYLORD                                  Copy to:
          PRESIDENT AND CHIEF EXECUTIVE OFFICER                   David E. Riggs, Esq.
                 CAPITAL DIRECTIONS, INC.                   Howard & Howard Attorneys, P.C.
                322 SOUTH JEFFERSON STREET                             Suite 400
                  MASON, MICHIGAN  48854                        107 West Michigan Avenue
                      (517) 676-0500                           Kalamazoo, Michigan  49007
(Name, Address and Telephone Number of Agent for Service)






                        CALCULATION OF REGISTRATION FEE

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                                                    Proposed                 Proposed
     Title of                                        Maximum                 Maximum               Amount of
 Securities to be           Amount to be           Offering Price           Aggregate             Registration
   Registered                Registered             per Share              Offering Price             Fee
--------------------------------------------------------------------------------------------------------------------
 Common Stock,               20,000
 $5 par value                shares(1)              $43.75(2)                $875,000               $265.15(2)

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

1
 Plus (in accordance with Rule 416) an indeterminate number of additional shares as may be issuable in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock of the Registrant resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments as provided in the above-referenced Incentive Stock Option Plan.

2
 Estimated in accordance with Rules 457(h) and (c) solely for the purpose of calculating the amount of the registration fee, based on the $43.75 average of the closing bid and asked prices reported for the Registrant's Common Stock on July 28, 1997.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant (File No. 33-20417) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference:

         (1) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

         (2) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

         (3) the information contained in the Registrant's definitive Proxy Statement dated April 28, 1994 relating to its 1993 Annual Meeting of shareholders under the heading "Federal Income Tax Consequences" within the section titled "(2) Approval of Capital Directions, Inc. Incentive Stock Option Plan".

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         The class of securities being offered is common stock, $5 par value. Holders of the Registrant's common stock are entitled to receive dividends if and when declared by the Board of Directors out of any funds legally available therefor. Holders of the Registrant's common stock are entitled to receive pro rata upon liquidation, dissolution or winding up all of the assets of the Registrant remaining after provision for the payment of creditors. Holders of the Registrant's common stock are vested with exclusive voting rights, each share being entitled to one vote. Holders of the Registrant's common stock have no cumulative voting rights in electing directors and no preemptive rights to subscribe for any additional shares of capital stock which the Registrant may issue. The Registrant's common stock is neither convertible nor redeemable. All outstanding shares of the Registrant's common stock are fully paid and nonassessable and have no tandem shareholder rights.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.





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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 551 and 561 through 571 of the Michigan Business Corporation Act (the "Act") and Article VI of the Registrant's Restated Articles of Incorporation, as amended ("Articles") relate to liability of the Registrant's directors for corporation actions and indemnification of the Registrant's directors and officers, among others, in a variety of circumstances against liabilities arising in connection with the performance of their duties. The Registrant's Articles generally permit indemnification to the same extent provided by the Act.

         The Act provides for indemnification of directors and officers acting in good faith and in a manner they reasonably believe to be in or not opposed to the best interest of the Registrant (and, if a criminal proceeding, who have no reasonable cause to believe their conduct to be unlawful) against (i) expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding (other than an action by, or in the right of the Registrant) arising out of a position with the Registrant (or with some other entity at the Registrant's request) and (ii) expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending, or completed actions or suits by or in the right of the Registrant, unless the director or officer is found liable to the Registrant and an appropriate court does not determine that he or she is nevertheless fairly and reasonably entitled to indemnity. The Act requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit or proceeding, and otherwise requires in general that the indemnification provided for in (i) and
(ii) above be made only on a determination by a majority vote of a quorum of the Board of Directors who were not parties to or threatened to be made parties to the action, suit, or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all independent directors not parties to or threatened to be made parties to the action, suit or proceeding, or by the shareholders, that the applicable standards of conduct were met. In certain circumstances, the Act further permits advances to cover such expenses before a final determination that indemnification is permissible, upon receipt of an undertaking, which need not be secured, by or on behalf of the directors or officers to repay such amounts unless it shall ultimately be determined that they are entitled to indemnification.

         Indemnification under the Act is not exclusive of other rights to indemnification to which a person may be entitled under the Articles, the Bylaws or a contractual agreement.

         The Act permits the Registrant to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with the Registrant, whether or not such liabilities would be within the foregoing indemnification provisions. Pursuant to this authority, the Registrant maintains such insurance on behalf of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.





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ITEM 8.  EXHIBITS

         The following Exhibits are filed or incorporated by reference as part of this Registration Statement:

3.       (a)     Restated Articles of Incorporation of Capital Directions, Inc.

         (b) Amendment to Restated Articles of Incorporation of Capital Directions, Inc.

         (c)     By-Laws of Capital Directions, Inc.

5.       Opinion and Consent of Howard & Howard Attorneys, P.C.

15.      Not applicable.

23.      (a)     Consent of Crowe, Chizek and Company, LLP.

         (b) Consent of Howard & Howard Attorneys, P.C. (incorporated by reference to Exhibit 5 to this Registration Statement).

24.      Not applicable.

99. Capital Directions, Inc. Incentive Stock Option Plan (incorporated by reference to Appendix A of the Registrant's definitive proxy statement dated March 18, 1994, File No. 33-20417)

ITEM 9.  UNDERTAKINGS

         (a)     The undersigned Registrant hereby undertakes:

                 (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement





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                                  or any material change to such information in
                                  the Registration Statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                 (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, directors and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mason, State of Michigan, on June 18, 1997.


                                     CAPITAL DIRECTIONS, INC.


                                     By: /s/ Timothy P. Gaylord
                                        ---------------------------------------
                                        Timothy P. Gaylord
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

         The undersigned officers and directors of Capital Directions, Inc., a Michigan corporation, do hereby constitute and appoint Douglas W. Dancer, Gerald W. Ambrose, and Timothy P. Gaylord, and each of them, the lawful attorneys and agents or attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre- effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 18th day of June, 1997.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 18th day of June, 1997.



/s/ Timothy P. Gaylord
---------------------------        Director, President and Chief Executive
Timothy P. Gaylord                 Officer (Principal Executive Officer)






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


/s/ Robert G. Kennedy
---------------------------          Treasurer (Principal Financial
Robert G. Kennedy                    and Accounting Officer)


/s/ Douglas W. Dancer
---------------------------          Director
Douglas W. Dancer


/s/ George A. Sullivan
---------------------------          Director
George A. Sullivan


/s/ Marvin B. Oesterle
---------------------------          Director
Marvin B. Oesterle


/s/ Paula Johnson
---------------------------          Director
Paula Johnson


/s/ Terry Shultis
---------------------------          Director
Terry Shultis


/s/ Gerald W. Ambrose
---------------------------          Director
Gerald W. Ambrose





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                                 EXHIBIT INDEX


NUMBER

3(a)     Restated Articles of Incorporation

3(b)     Amendment to Restated Articles of Incorporation

3(c)     By-Laws

5        Opinion of Howard & Howard Attorneys, P.C., including Consent

23(a)    Consent of Crowe, Chizek and Company, LLP





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